[Deloitte & Touche LLP letterhead]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the Stifel, Nicolaus Profit Sharing 401(k) Plan on Form S-8 of our report dated March 9, 2001, and incorporated by reference in the Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 2000 and our report dated June 2, 2000 on Form 11-K of the Stifel, Nicolaus Profit Sharing 401(k) Plan for the year ended December 31, 1999, respectively.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
May 8, 2001